UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 21, 2006

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in charter)

Florida	001-15046	88-0404114
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Suite 2808,International Chamber of Commerce Tower
Fuhua Three Road, Shenzhen, PRC 518048

(Address Of Principal Executive Offices) (Zip Code)

011 86 755 8831 2115
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On March 21, 2006, New Dragon Asia Corp. (the “Company”) issued a press release containing certain financial results for the fourth quarter and fiscal year ended December 25, 2005. A copy of the Company’s earnings press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such financial results are unaudited and are subject to adjustment.

The information in this Report, including the exhibit, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. It shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company discusses its results in terms of financial measures that may be deemed to be “non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The Company’s management believes that these measures provide meaningful information regarding the Company’s performance and liquidity by excluding certain expenses that may not be indicative of its core operating results and facilitate comparisons to its historical operations and competitors’ operating results. To the extent such measures are not readily reconcilable to the comparable GAAP financial measures contained in its consolidated financial statements, the Company provides detailed reconciliations that permit investors to determine how such non-GAAP financial measures have been derived.

Item 9.01.  Financial Statements and Exhibits

(c)            Exhibits

Exhibit No.	Description

99.1	Press release dated March 21, 2006 announcing New Dragon Asia Corp.’s results of operations for fourth quarter and fiscal year ended December 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

By: /s/ Peter Mak
Name: Peter Mak
Title: Chief Financial Officer

Dated: March 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 21, 2006 announcing New Dragon Asia Corp.’s results of operations for fourth quarter and fiscal year ended December 25, 2005.